POWER OF ATTORNEY


	KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes, designates and appoints Chris M. Bauer, Mark D. Timmerman, Thomas G. Dolan, and
Mary J. Benson as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubdstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form ID (including, but not limited to, obtaining the Central Index Key ("CIK") and the CIK confirmation code ("CCC") from the
Securities and Exchange Commission), Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities and Exchange Commission, as may be required by the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules thereunder, and requisite documents in connection with such statements, with respect to Anchor BanCorp Wisconsin Inc.  This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned.

	IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 17th day of October, 2013.





                                         /s/ Scott M. McBrair